Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-131387, No 333-130534 and No. 333-111132) and on Form S-8 (No. 333-131274) of Teva Pharmaceutical Industries Limited of our report dated February 28, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which are included in Teva Pharmaceutical Industries Limited Annual Report on Form 20-F for the year ended December 31, 2006. We also consent to the incorporation by reference of our report dated February 28, 2007 relating to the Financial Statement Schedule, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 28, 2007	Certified Public Accountants (Isr.)
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